Pricing Supplement No. 11,204

Registration Statement Nos. 333-275587; 333-275587-01

Dated October 28, 2025

Filed pursuant to Rule 424(b)(2)

Morgan Stanley Finance LLC

Structured Investments

Variable Income Auto-Callable Notes due October 31, 2030

Based on the Worst Performing of the Common Stock of NVIDIA Corporation, the Common Stock of Tesla, Inc., the Common Stock of Broadcom Inc. and the Common Stock of UnitedHealth Group Incorporated

Fully and Unconditionally Guaranteed by Morgan Stanley

￭The notes are unsecured obligations of Morgan Stanley Finance LLC (“MSFL”) and are fully and unconditionally guaranteed by Morgan Stanley. The notes have the terms described in the accompanying product supplement and prospectus, as supplemented or modified by this document.

￭Variable coupon. The notes will pay a variable coupon on each coupon payment date, as follows: If, on any observation date, the closing level of each underlier is greater than or equal to its coupon barrier level, the notes will pay the higher coupon, at the annual rate specified herein, with respect to the related interest period. However, if the closing level of any underlier is less than its coupon barrier level on any observation date, the notes will pay only the lower coupon, at the annual rate specified herein, with respect to the related interest period.

￭Automatic early redemption. The notes will be automatically redeemed if the closing level of each underlier is greater than or equal to its call threshold level on any redemption determination date for an early redemption payment equal to the stated principal amount plus the higher coupon with respect to the related interest period. No further payments will be made on the notes once they have been automatically redeemed.

￭Payment at maturity. If the notes have not been automatically redeemed prior to maturity, investors will receive (in addition to the applicable variable coupon with respect to the final interest period) the stated principal amount at maturity.

￭The value of the notes is based on the worst performing underlier. The fact that the notes are linked to more than one underlier does not provide any asset diversification benefits and instead means that poor performance by any underlier will adversely affect your return on the notes, regardless of the performance of the other underliers.

￭The notes are for investors who are concerned about principal risk and who seek the repayment of principal and an opportunity to earn interest at a potentially above-market rate in exchange for the risk of receiving no higher coupons over the entire term of the notes. You will not participate in any appreciation of any underlier. The notes are notes issued as part of MSFL’s Series A Global Medium-Term Notes program.

￭All payments are subject to our credit risk. If we default on our obligations, you could lose some or all of your investment. These notes are not secured obligations and you will not have any security interest in, or otherwise have any access to, any underlying reference asset or assets.

FINAL TERMS
Issuer:	Morgan Stanley Finance LLC
Guarantor:	Morgan Stanley
Stated principal amount:	$1,000 per note
Issue price:	$1,000 per note (see “Commissions and issue price” below)
Aggregate principal amount:	$30,438,000
Underliers:

NVIDIA Corporation common stock (the “NVDA Stock”), Tesla, Inc. common stock (the “TSLA Stock”), Broadcom Inc. common stock (the “AVGO Stock”) and UnitedHealth Group Incorporated common stock (the “UNH Stock”). We refer to each of the NVDA Stock, the TSLA Stock, the AVGO Stock and the UNH Stock as an underlying stock.

Strike date:	October 28, 2025
Pricing date:	October 28, 2025
Original issue date:	October 31, 2025
Final observation date:	October 28, 2030, subject to postponement for non-trading days and certain market disruption events
Maturity date:	October 31, 2030
Terms continued on the following page
Agent:	Morgan Stanley & Co. LLC (“MS & Co.”), an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley. See “Supplemental information regarding plan of distribution; conflicts of interest.”
Estimated value on the pricing date:	$953.40 per note. See “Estimated Value of the Notes” on page 5.
Commissions and issue price:	Price to public	Agent’s commissions and fees(1)	Proceeds to us(2)
Per note	$1,000	$35.50	$964.50
Total	$30,438,000	$1,080,549	$29,357,451

(1)Selected dealers and their financial advisors will collectively receive from the agent, MS & Co., a fixed sales commission of $35.50 for each note they sell. See “Supplemental information regarding plan of distribution; conflicts of interest.” For additional information, see “Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement.

(2)See “Use of Proceeds and Hedging” in the accompanying product supplement.

The notes involve risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 9.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these notes, or determined if this document or the accompanying product supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The notes are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.

You should read this document together with the related product supplement and prospectus, each of which can be accessed via the hyperlinks below. Please also see “Additional Terms of the Notes” and “Additional Information About the Notes” at the end of this document.

References to “we,” “us” and “our” refer to Morgan Stanley or MSFL, or Morgan Stanley and MSFL collectively, as the context requires.

Product Supplement for Notes dated February 7, 2025 Prospectus dated April 12, 2024

Morgan Stanley Finance LLC

Variable Income Auto-Callable Notes

Terms continued from the previous page
Variable coupon:

A variable coupon at an annual rate of either 0.25% (the “lower coupon”) or 9.85% (the “higher coupon”) will be paid on the notes on each coupon payment date. The higher coupon will be paid on the notes on each coupon payment date only if the closing level of each underlier is greater than or equal to its coupon barrier level on the related observation date.

If, on any observation date, the closing level of any underlier is less than its coupon barrier level, we will pay the lower coupon with respect to the applicable interest period.

Coupon payment dates:

Monthly, on the last calendar day of each month. If any coupon payment date is not a business day, the coupon payment with respect to such date will be made on the next succeeding business day and no adjustment will be made to any coupon payment made on that succeeding business day. The coupon payment with respect to the final observation date shall be made on the maturity date. The expected coupon payment dates are set forth under “Observation Dates and Expected Coupon Payment Dates” below.

Coupon barrier level:

With respect to the NVDA Stock, $155.798, which is approximately 77.50% of its initial level

With respect to the TSLA Stock, $356.926, which is approximately 77.50% of its initial level

With respect to the AVGO Stock, $289.052, which is approximately 77.50% of its initial level

With respect to the UNH Stock, $285.076, which is 77.50% of its initial level

Observation dates:	As set forth under “Observation Dates and Expected Coupon Payment Dates” below, subject to postponement for non-trading days and certain market disruption events
Automatic early redemption:

The notes are not subject to automatic early redemption until the first redemption determination date. If, on any redemption determination date, the closing level of each underlier is greater than or equal to its call threshold level, the notes will be automatically redeemed for the early redemption payment on the related early redemption date. No further payments will be made on the notes once they have been automatically redeemed.

The notes will not be redeemed on any early redemption date if the closing level of any underlier is less than its call threshold level on the related redemption determination date.

First redemption determination date:	October 28, 2026. Under no circumstances will the notes be redeemed prior to the first redemption determination date.
Redemption determination dates:

October 28, 2026, November 24, 2026, December 28, 2026, January 27, 2027, February 24, 2027, March 25, 2027, April 27, 2027, May 26, 2027, June 25, 2027, July 28, 2027, August 26, 2027, September 27, 2027, October 27, 2027, November 24, 2027, December 28, 2027, January 26, 2028, February 24, 2028, March 28, 2028, April 26, 2028, May 25, 2028, June 27, 2028, July 26, 2028, August 28, 2028, September 27, 2028, October 26, 2028, November 27, 2028, December 27, 2028, January 26, 2029, February 23, 2029, March 27, 2029, April 25, 2029, May 25, 2029, June 27, 2029, July 26, 2029, August 28, 2029, September 26, 2029, October 26, 2029, November 27, 2029, December 26, 2029, January 28, 2030, February 25, 2030, March 27, 2030, April 25, 2030, May 28, 2030, June 26, 2030, July 26, 2030, August 28, 2030 and September 25, 2030, subject to postponement for non-trading days and certain market disruption events

Call threshold level:

With respect to the NVDA Stock, $201.03, which is 100% of its initial level

With respect to the TSLA Stock, $460.55, which is 100% of its initial level

With respect to the AVGO Stock, $372.97, which is 100% of its initial level

With respect to the UNH Stock, $367.84, which is 100% of its initial level

Early redemption payment:	stated principal amount plus the higher coupon with respect to the related interest period
Early redemption dates:

November 2, 2026, November 30, 2026, December 31, 2026, February 1, 2027, March 1, 2027, March 31, 2027, April 30, 2027, June 1, 2027, June 30, 2027, August 2, 2027, August 31, 2027, September 30, 2027, November 1, 2027, November 30, 2027, January 3, 2028, January 31, 2028, February 29, 2028, March 31, 2028, May 1, 2028, May 31, 2028, June 30, 2028, July 31, 2028, August 31, 2028, October 2, 2028, October 31, 2028, November 30, 2028, January 2, 2029, January 31, 2029, February 28, 2029, April 2, 2029, April 30, 2029, May 31, 2029, July 2, 2029, July 31, 2029, August 31, 2029, October 1, 2029, October 31, 2029, November 30, 2029, December 31, 2029, January 31, 2030, February 28, 2030, April 1, 2030, April 30, 2030, May 31, 2030, July 1, 2030, July 31, 2030, September 3, 2030 and September 30, 2030

Payment at maturity per note:

If the notes have not been automatically redeemed prior to maturity, investors will receive (in addition to the applicable variable coupon with respect to the final interest period) a payment at maturity equal to the stated principal amount.

Initial level:

With respect to the NVDA Stock, $201.03, which is its closing level on the strike date

With respect to the TSLA Stock, $460.55, which is its closing level on the strike date

With respect to the AVGO Stock, $372.97, which is its closing level on the strike date

With respect to the UNH Stock, $367.84, which is its closing level on the strike date

Worst performing underlier:	The underlier with the lowest percentage return from its initial level to its closing level on the relevant observation date
Closing level:	“Closing level” and “adjustment factor” have the meanings set forth under “General Terms of the Notes—Some Definitions” in the accompanying product supplement.
CUSIP:	61779PRW7
ISIN:	US61779PRW76
Listing:	The notes will not be listed on any securities exchange.

Morgan Stanley Finance LLC

Variable Income Auto-Callable Notes

Observation Dates and Expected Coupon Payment Dates

Observation Dates	Expected Coupon Payment Dates*
November 25, 2025	December 1, 2025
December 26, 2025	December 31, 2025
January 28, 2026	February 2, 2026
February 25, 2026	March 2, 2026
March 26, 2026	March 31, 2026
April 27, 2026	April 30, 2026
May 27, 2026	June 1, 2026
June 25, 2026	June 30, 2026
July 28, 2026	July 31, 2026
August 26, 2026	August 31, 2026
September 25, 2026	September 30, 2026
October 28, 2026	November 2, 2026
November 24, 2026	November 30, 2026
December 28, 2026	December 31, 2026
January 27, 2027	February 1, 2027
February 24, 2027	March 1, 2027
March 25, 2027	March 31, 2027
April 27, 2027	April 30, 2027
May 26, 2027	June 1, 2027
June 25, 2027	June 30, 2027
July 28, 2027	August 2, 2027
August 26, 2027	August 31, 2027
September 27, 2027	September 30, 2027
October 27, 2027	November 1, 2027
November 24, 2027	November 30, 2027
December 28, 2027	January 3, 2028
January 26, 2028	January 31, 2028
February 24, 2028	February 29, 2028
March 28, 2028	March 31, 2028
April 26, 2028	May 1, 2028
May 25, 2028	May 31, 2028
June 27, 2028	June 30, 2028
July 26, 2028	July 31, 2028
August 28, 2028	August 31, 2028
September 27, 2028	October 2, 2028
October 26, 2028	October 31, 2028
November 27, 2028	November 30, 2028
December 27, 2028	January 2, 2029
January 26, 2029	January 31, 2029
February 23, 2029	February 28, 2029
March 27, 2029	April 2, 2029
April 25, 2029	April 30, 2029
May 25, 2029	May 31, 2029
June 27, 2029	July 2, 2029
July 26, 2029	July 31, 2029
August 28, 2029	August 31, 2029
September 26, 2029	October 1, 2029
October 26, 2029	October 31, 2029
November 27, 2029	November 30, 2029
December 26, 2029	December 31, 2029
January 28, 2030	January 31, 2030
February 25, 2030	February 28, 2030
March 27, 2030	April 1, 2030
April 25, 2030	April 30, 2030
May 28, 2030	May 31, 2030

Morgan Stanley Finance LLC

Variable Income Auto-Callable Notes

Observation Dates	Expected Coupon Payment Dates*
June 26, 2030	July 1, 2030
July 26, 2030	July 31, 2030
August 28, 2030	September 3, 2030
September 25, 2030	September 30, 2030
October 28, 2030 (final observation date)	October 31, 2030 (maturity date)
*After giving effect to expected postponement due to non-business days

Morgan Stanley Finance LLC

Variable Income Auto-Callable Notes

Estimated Value of the Notes

The original issue price of each note is $1,000. This price includes costs associated with issuing, selling, structuring and hedging the notes, which are borne by you, and, consequently, the estimated value of the notes on the pricing date is less than $1,000. Our estimate of the value of the notes as determined on the pricing date is set forth on the cover of this document.

What goes into the estimated value on the pricing date?

In valuing the notes on the pricing date, we take into account that the notes comprise both a debt component and a performance-based component linked to the underliers. The estimated value of the notes is determined using our own pricing and valuation models, market inputs and assumptions relating to the underliers, instruments based on the underliers, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market.

What determines the economic terms of the notes?

In determining the economic terms of the notes, we use an internal funding rate, which is likely to be lower than our secondary market credit spreads and therefore advantageous to us. If the issuing, selling, structuring and hedging costs borne by you were lower or if the internal funding rate were higher, one or more of the economic terms of the notes would be more favorable to you.

What is the relationship between the estimated value on the pricing date and the secondary market price of the notes?

The price at which MS & Co. purchases the notes in the secondary market, absent changes in market conditions, including those related to the underliers, may vary from, and be lower than, the estimated value on the pricing date, because the secondary market price takes into account our secondary market credit spread as well as the bid-offer spread that MS & Co. would charge in a secondary market transaction of this type and other factors. However, because the costs associated with issuing, selling, structuring and hedging the notes are not fully deducted upon issuance, to the extent that MS & Co. may buy or sell the notes in the secondary market during the amortization period specified herein, absent changes in market conditions, including those related to the underliers, and to our secondary market credit spreads, it would do so based on values higher than the estimated value. We expect that those higher values will also be reflected in your brokerage account statements.

MS & Co. may, but is not obligated to, make a market in the notes, and, if it once chooses to make a market, may cease doing so at any time.

Morgan Stanley Finance LLC

Variable Income Auto-Callable Notes

Hypothetical Examples

The following hypothetical examples illustrate how to determine whether the notes will be automatically redeemed with respect to a redemption determination date and whether the lower coupon or the higher coupon is payable with respect to an observation date. The following examples are for illustrative purposes only. Whether the notes are automatically redeemed prior to maturity will be determined by reference to the closing level of each underlier on each redemption determination date. Whether you receive the lower coupon or the higher coupon will be determined by reference to the closing level of each underlier on each observation date. The actual initial level, call threshold level and coupon barrier level for each underlier were determined on the strike date. All payments on the notes are subject to our credit risk. The numbers in the hypothetical examples below may have been rounded for ease of analysis. The below examples are based on the following terms:

Stated principal amount:	$1,000 per note
Hypothetical initial level:	With respect to the NVDA Stock, $100.00* With respect to the TSLA Stock, $100.00* With respect to the AVGO Stock, $100.00* With respect to the UNH Stock, $100.00*
Hypothetical call threshold level:

With respect to the NVDA Stock, $100.00, which is 100% of its hypothetical initial level

With respect to the TSLA Stock, $100.00, which is 100% of its hypothetical initial level

With respect to the AVGO Stock, $100.00, which is 100% of its hypothetical initial level

With respect to the UNH Stock, $100.00, which is 100% of its hypothetical initial level

Hypothetical coupon barrier level:

With respect to the NVDA Stock, $77.50, which is 77.50% of its hypothetical initial level

With respect to the TSLA Stock, $77.50, which is 77.50% of its hypothetical initial level

With respect to the AVGO Stock, $77.50, which is 77.50% of its hypothetical initial level

With respect to the UNH Stock, $77.50, which is 77.50% of its hypothetical initial level

Lower coupon:

0.25% per annum (corresponding to approximately $0.208 per interest period per note). The actual lower coupon will be an amount determined by the calculation agent based on the number of days in the applicable payment period, calculated on a 30/360 day-count basis. The hypothetical lower coupon of $0.208 is used in these examples for ease of analysis.

Higher coupon:

9.85% per annum (corresponding to approximately $8.208 per interest period per note). The actual higher coupon will be an amount determined by the calculation agent based on the number of days in the applicable payment period, calculated on a 30/360 day-count basis. The hypothetical higher coupon of $8.208 is used in these examples for ease of analysis.

*The hypothetical initial level of $100.00 for each underlier has been chosen for illustrative purposes only and does not represent the actual initial level of any underlier. Please see “Historical Information” below for historical data regarding the actual closing levels of the underliers.

Morgan Stanley Finance LLC

Variable Income Auto-Callable Notes

How to determine whether the notes will be automatically redeemed with respect to a redemption determination date:

	Closing Level				Early Redemption Payment
	NVDA Stock	TSLA Stock	AVGO Stock	UNH Stock
Hypothetical Redemption Determination Date #1	$45.00 (less than its call threshold level)	$110.00 (greater than or equal to its call threshold level)	$115.00 (greater than or equal to its call threshold level)	$70.00 (less than its call threshold level)	N/A
Hypothetical Redemption Determination Date #2	$125.00 (greater than or equal to its call threshold level)	$115.00 (greater than or equal to its call threshold level)	$105.00 (greater than or equal to its call threshold level)	$150.00 (greater than or equal to its call threshold level)

$1,000 + $8.208 (the stated principal amount + the higher coupon with respect to the related interest period)

For more information, please see “How to determine whether the lower coupon or the higher coupon is payable with respect to an observation date (if the notes have not been previously automatically redeemed)” below.

On hypothetical redemption determination date #1, because the closing level of at least one underlier is less than its call threshold level, the notes are not automatically redeemed on the related early redemption date.

On hypothetical redemption determination date #2, because the closing level of each underlier is greater than or equal to its call threshold level, the notes are automatically redeemed on the related early redemption date for an early redemption payment equal to the stated principal amount plus the higher coupon with respect to the related interest period. No further payments are made on the notes once they have been automatically redeemed.

If the closing level of any underlier is less than its call threshold level on each redemption determination date, the notes will not be automatically redeemed prior to maturity.

Morgan Stanley Finance LLC

Variable Income Auto-Callable Notes

How to determine whether the lower coupon or the higher coupon is payable with respect to an observation date (if the notes have not been previously automatically redeemed):

	Closing Level				Payment per Note
	NVDA Stock	TSLA Stock	AVGO Stock	UNH Stock
Hypothetical Observation Date #1	$125.00 (greater than or equal to its coupon barrier level)	$115.00 (greater than or equal to its coupon barrier level)	$120.00 (greater than or equal to its coupon barrier level)	$155.00 (greater than or equal to its coupon barrier level)	$8.208
Hypothetical Observation Date #2	$45.00 (less than its coupon barrier level)	$110.00 (greater than or equal to its coupon barrier level)	$85.00 (greater than or equal to its coupon barrier level)	$60.00 (less than its coupon barrier level)	$0.208
Hypothetical Observation Date #3	$115.00 (greater than or equal to its coupon barrier level)	$125.00 (greater than or equal to its coupon barrier level)	$135.00 (greater than or equal to its coupon barrier level)	$140.00 (greater than or equal to its coupon barrier level)

$1,000 + $8.208 (the stated principal amount + the higher coupon with respect to the related interest period)

For more information, please see “How to determine whether the notes will be automatically redeemed with respect to a redemption determination date” above.

On hypothetical observation date #1, because the closing level of each underlier is greater than or equal to its coupon barrier level, the higher coupon is paid on the related coupon payment date.

On hypothetical observation date #2, because the closing level of at least one underlier is less than its coupon barrier level, the lower coupon is paid on the related coupon payment date.

On hypothetical observation date #3, the closing level of each underlier is greater than or equal to its coupon barrier level. Because the closing level of each underlier is also greater than or equal to its call threshold level, the notes are automatically redeemed for an early redemption payment equal to the stated principal amount plus the higher coupon with respect to the related interest period. No further payments are made on the notes once they have been automatically redeemed.

If the closing level of any underlier is less than its coupon barrier level on each observation date, you will not receive any higher coupons for the entire term of the notes.

Morgan Stanley Finance LLC

Variable Income Auto-Callable Notes

Risk Factors

This section describes the material risks relating to the notes. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying product supplement and prospectus. We also urge you to consult with your investment, legal, tax, accounting and other advisers in connection with your investment in the notes.

Risks Relating to an Investment in the Notes

￭The amount of each coupon payment is based on the closing levels of the underliers on only the related observation date at the end of the related interest period. Whether the lower coupon or the higher coupon will be paid on any coupon payment date will be determined at the end of the related interest period based on the closing level of each underlier on the related observation date. As a result, you will not know whether you will receive the lower coupon or the higher coupon on a coupon payment date until near the end of the relevant interest period. Moreover, because the amount of each coupon payment is based solely on the closing levels of the underliers on the observation dates, if the closing level of any underlier on any observation date is less than its coupon barrier level, you will not receive the higher coupon with respect to the related interest period, even if the closing level of such underlier was greater than or equal to its coupon barrier level on other days during that interest period and even if the closing levels of the other underliers are greater than or equal to their coupon barrier levels on such observation date. If the closing level of any underlier is less than its coupon barrier level on any observation date, you will not receive the higher coupon with respect to the related interest period, and you will instead receive only the lower coupon with respect to the related interest period.

￭Investors will not participate in any appreciation in the value of any underlier. Investors will not participate in any appreciation in the value of any underlier from the strike date to the final observation date, and the return on the notes will be limited to the variable coupons that are paid on the coupon payment dates. It is possible that the closing level of an underlier will remain below its coupon barrier level for extended periods of time or even throughout the entire term of the notes so that you will receive few or no higher coupons.

￭The notes are subject to early redemption risk. The term of your investment in the notes may be shortened due to the automatic early redemption feature of the notes. If the notes are automatically redeemed prior to maturity, you will receive no further payments on the notes, may be forced to invest in a lower interest rate environment and may not be able to reinvest at comparable terms or returns. However, under no circumstances will the notes be redeemed prior to the first redemption determination date.

￭The market price of the notes may be influenced by many unpredictable factors. Several factors, many of which are beyond our control, will influence the value of the notes in the secondary market and the price at which MS & Co. may be willing to purchase or sell the notes in the secondary market. We expect that generally the value of each underlier at any time will affect the value of the notes more than any other single factor. Other factors that may influence the value of the notes include:

othe volatility (frequency and magnitude of changes in value) of the underliers;

ointerest and yield rates in the market;

odividend rates on the underliers;

othe level of correlation between the underliers;

ogeopolitical conditions and economic, financial, political, regulatory or judicial events that affect the underliers or equity markets generally;

othe availability of comparable instruments;

othe occurrence of certain events affecting the underliers that may or may not require an adjustment to an adjustment factor;

othe time remaining until the notes mature; and

oany actual or anticipated changes in our credit ratings or credit spreads.

Some or all of these factors will influence the price that you will receive if you sell your notes prior to maturity. Generally, the longer the time remaining to maturity, the more the market price of the notes will be affected by the other factors described above. For example, you may have to sell your notes at a substantial discount from the stated principal amount if, at the time of sale, the closing level of any underlier is at, below or not sufficiently above its coupon barrier level, or if market interest rates rise.

You can review the historical closing levels of the underliers in the section of this document called “Historical Information.” You cannot predict the future performance of an underlier based on its historical performance. The values of the underliers may be, and have recently been, volatile, and we can give you no assurance that the volatility will lessen. There can be no assurance that the closing level of each underlier will be greater than or equal to its coupon barrier level on any observation date so that you will receive the higher coupon with respect to the applicable interest period.

￭The notes are subject to our credit risk, and any actual or anticipated changes to our credit ratings or credit spreads may adversely affect the market value of the notes. You are dependent on our ability to pay all amounts due on the notes, and,

Morgan Stanley Finance LLC

Variable Income Auto-Callable Notes

therefore, you are subject to our credit risk. The notes are not guaranteed by any other entity. If we default on our obligations under the notes, your investment would be at risk and you could lose some or all of your investment. As a result, the market value of the notes prior to maturity will be affected by changes in the market’s view of our creditworthiness. Any actual or anticipated decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the market value of the notes.

￭As a finance subsidiary, MSFL has no independent operations and will have no independent assets. As a finance subsidiary, MSFL has no independent operations beyond the issuance and administration of its securities and will have no independent assets available for distributions to holders of MSFL securities if they make claims in respect of such securities in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders will be limited to those available under the related guarantee by Morgan Stanley and that guarantee will rank pari passu with all other unsecured, unsubordinated obligations of Morgan Stanley. Holders will have recourse only to a single claim against Morgan Stanley and its assets under the guarantee. Holders of securities issued by MSFL should accordingly assume that in any such proceedings they would not have any priority over and should be treated pari passu with the claims of other unsecured, unsubordinated creditors of Morgan Stanley, including holders of Morgan Stanley-issued securities.

￭The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us. Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the notes in the original issue price reduce the economic terms of the notes, cause the estimated value of the notes to be less than the original issue price and will adversely affect secondary market prices. Assuming no change in market conditions or any other relevant factors, the prices, if any, at which dealers, including MS & Co., may be willing to purchase the notes in secondary market transactions will likely be significantly lower than the original issue price, because secondary market prices will exclude the issuing, selling, structuring and hedging-related costs that are included in the original issue price and borne by you and because the secondary market prices will reflect our secondary market credit spreads and the bid-offer spread that any dealer would charge in a secondary market transaction of this type as well as other factors.

The inclusion of the costs of issuing, selling, structuring and hedging the notes in the original issue price and the lower rate we are willing to pay as issuer make the economic terms of the notes less favorable to you than they otherwise would be.

However, because the costs associated with issuing, selling, structuring and hedging the notes are not fully deducted upon issuance, to the extent that MS & Co. may buy or sell the notes in the secondary market during the amortization period specified herein, absent changes in market conditions, including those related to the underliers, and to our secondary market credit spreads, it would do so based on values higher than the estimated value, and we expect that those higher values will also be reflected in your brokerage account statements.

￭The estimated value of the notes is determined by reference to our pricing and valuation models, which may differ from those of other dealers and is not a maximum or minimum secondary market price. These pricing and valuation models are proprietary and rely in part on subjective views of certain market inputs and certain assumptions about future events, which may prove to be incorrect. As a result, because there is no market-standard way to value these types of securities, our models may yield a higher estimated value of the notes than those generated by others, including other dealers in the market, if they attempted to value the notes. In addition, the estimated value on the pricing date does not represent a minimum or maximum price at which dealers, including MS & Co., would be willing to purchase your notes in the secondary market (if any exists) at any time. The value of your notes at any time after the date of this document will vary based on many factors that cannot be predicted with accuracy, including our creditworthiness and changes in market conditions. See also “The market price of the notes may be influenced by many unpredictable factors” above.

￭The notes will not be listed on any securities exchange and secondary trading may be limited. The notes will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the notes. MS & Co. may, but is not obligated to, make a market in the notes and, if it once chooses to make a market, may cease doing so at any time. When it does make a market, it will generally do so for transactions of routine secondary market size at prices based on its estimate of the current value of the notes, taking into account its bid/offer spread, our credit spreads, market volatility, the notional size of the proposed sale, the cost of unwinding any related hedging positions, the time remaining to maturity and the likelihood that it will be able to resell the notes. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the notes easily. Since other broker-dealers may not participate significantly in the secondary market for the notes, the price at which you may be able to trade your notes is likely to depend on the price, if any, at which MS & Co. is willing to transact. If, at any time, MS & Co. were to cease making a market in the notes, it is likely that there would be no secondary market for the notes. Accordingly, you should be willing to hold your notes to maturity.

￭As discussed in more detail in the accompanying product supplement, investing in the notes is not equivalent to investing in the underlier(s).

￭You may be required to recognize taxable income on the notes prior to maturity. We intend to treat the notes as contingent payment debt instruments for U.S. federal income tax purposes. If you are a U.S. investor in a note, under the treatment of a note

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as a contingent payment debt instrument, you will generally be required to recognize taxable interest income in each year that you hold the note. In addition, any gain you recognize under the rules applicable to contingent payment debt instruments will generally be treated as ordinary interest income rather than capital gain. You should review carefully the section entitled “United States Federal Income Tax Considerations” herein, in combination with the section entitled “United States Federal Income Tax Considerations” in the accompanying product supplement, and consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the notes.

Risks Relating to the Underlier(s)

￭Because your return on the notes will depend upon the performance of the underlier(s), the notes are subject to the following risk(s), as discussed in more detail in the accompanying product supplement.

oYou are exposed to the price risk of each underlier.

oWe have no affiliation with any underlying stock issuer.

oWe may engage in business with or involving any underlying stock issuer without regard to your interests.

oThe anti-dilution adjustments the calculation agent is required to make do not cover every corporate event that could affect an underlying stock.

￭Because the notes are linked to the performance of the worst performing underlier, you are exposed to a greater risk of receiving only the lower coupon on the coupon payment dates than if the notes were linked to just one underlier. The risk that you will receive only the lower coupon on any coupon payment date is greater if you invest in the notes as opposed to similar notes that are linked to the performance of just one underlier. With more than one underlier, it is more likely that any underlier will perform in a manner that adversely affects the value of the notes than if the notes were linked to only one underlier. Therefore, it is more likely that you will not receive the higher coupon, and instead receive only the lower coupon, on any or all of the coupon payment dates.

Risks Relating to Conflicts of Interest

In engaging in certain activities described below and as discussed in more detail in the accompanying product supplement, our affiliates may take actions that may adversely affect the value of and your return on the notes, and in so doing they will have no obligation to consider your interests as an investor in the notes.

￭The calculation agent, which is a subsidiary of Morgan Stanley and an affiliate of MSFL, will make determinations with respect to the notes. As calculation agent, MS & Co. will make any determinations necessary to calculate any payment(s) on the notes. Moreover, certain determinations made by MS & Co., in its capacity as calculation agent, may require it to exercise discretion and make subjective judgments, which may adversely affect your return on the notes. In addition, MS & Co. has determined the estimated value of the notes on the pricing date.

￭Hedging and trading activity by our affiliates could potentially adversely affect the value of the notes.

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Historical Information

NVIDIA Corporation Overview

Bloomberg Ticker Symbol: NVDA

NVIDIA Corporation is a full-stack computing infrastructure company. The underlier is registered under the Securities Exchange Act of 1934, as amended. Information provided to or filed with the Securities and Exchange Commission by the underlying stock issuer pursuant to the Securities Exchange Act of 1934, as amended, can be located by reference to Securities and Exchange Commission file number 000-23985 through the Securities and Exchange Commission’s website at www.sec.gov. In addition, information regarding the underlying stock issuer may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the underlying stock issuer is accurate or complete.

The closing level of the NVDA Stock on October 28, 2025 was $201.03. The following graph sets forth the daily closing levels of the underlier for the period noted below. We obtained the historical information presented in this document from Bloomberg Financial Markets, without independent verification. The underlier has at times experienced periods of high volatility. You should not take the historical closing levels of the underlier as an indication of its future performance, and no assurance can be given as to the closing level of the underlier at any time.

NVDA Stock Daily Closing Levels January 1, 2020 to October 28, 2025

This document relates only to the notes referenced hereby and does not relate to the underlier or other securities of the underlying stock issuer. We have derived all disclosures contained in this document regarding the underlier from the publicly available documents described above. In connection with this offering of notes, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the underlying stock issuer. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the underlying stock issuer is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the underlier (and therefore the closing level of the underlier on the strike date) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the underlying stock issuer could affect the value received with respect to the notes and therefore the value of the notes.

Neither we nor any of our affiliates makes any representation to you as to the performance of the underlier.

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Tesla, Inc. Overview

Bloomberg Ticker Symbol: TSLA

Tesla, Inc. designs, manufactures and sells electric vehicles and energy storage systems, as well as installs, operates and maintains solar and energy storage products. The underlier is registered under the Securities Exchange Act of 1934, as amended. Information provided to or filed with the Securities and Exchange Commission by the underlying stock issuer pursuant to the Securities Exchange Act of 1934, as amended, can be located by reference to Securities and Exchange Commission file number 001-34756 through the Securities and Exchange Commission’s website at www.sec.gov. In addition, information regarding the underlying stock issuer may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the underlying stock issuer is accurate or complete.

The closing level of the TSLA Stock on October 28, 2025 was $460.55. The following graph sets forth the daily closing levels of the underlier for the period noted below. We obtained the historical information presented in this document from Bloomberg Financial Markets, without independent verification. The underlier has at times experienced periods of high volatility. You should not take the historical closing levels of the underlier as an indication of its future performance, and no assurance can be given as to the closing level of the underlier at any time.

TSLA Stock Daily Closing Levels January 1, 2020 to October 28, 2025

This document relates only to the notes referenced hereby and does not relate to the underlier or other securities of the underlying stock issuer. We have derived all disclosures contained in this document regarding the underlier from the publicly available documents described above. In connection with this offering of notes, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the underlying stock issuer. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the underlying stock issuer is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the underlier (and therefore the closing level of the underlier on the strike date) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the underlying stock issuer could affect the value received with respect to the notes and therefore the value of the notes.

Neither we nor any of our affiliates makes any representation to you as to the performance of the underlier.

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Variable Income Auto-Callable Notes

Broadcom Inc. Overview

Bloomberg Ticker Symbol: AVGO

Broadcom Inc. is a technology company that designs, develops and supplies a range of semiconductor and infrastructure software solutions. The underlier is registered under the Securities Exchange Act of 1934, as amended. Information provided to or filed with the Securities and Exchange Commission by the underlying stock issuer pursuant to the Securities Exchange Act of 1934, as amended, can be located by reference to Securities and Exchange Commission file number 001-38449 through the Securities and Exchange Commission’s website at www.sec.gov. In addition, information regarding the underlying stock issuer may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the underlying stock issuer is accurate or complete.

The closing level of the AVGO Stock on October 28, 2025 was $372.97. The following graph sets forth the daily closing levels of the underlier for the period noted below. We obtained the historical information presented in this document from Bloomberg Financial Markets, without independent verification. The underlier has at times experienced periods of high volatility. You should not take the historical closing levels of the underlier as an indication of its future performance, and no assurance can be given as to the closing level of the underlier at any time.

AVGO Stock Daily Closing Levels January 1, 2020 to October 28, 2025

This document relates only to the notes referenced hereby and does not relate to the underlier or other securities of the underlying stock issuer. We have derived all disclosures contained in this document regarding the underlier from the publicly available documents described above. In connection with this offering of notes, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the underlying stock issuer. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the underlying stock issuer is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the underlier (and therefore the closing level of the underlier on the strike date) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the underlying stock issuer could affect the value received with respect to the notes and therefore the value of the notes.

Neither we nor any of our affiliates makes any representation to you as to the performance of the underlier.

Morgan Stanley Finance LLC

Variable Income Auto-Callable Notes

UnitedHealth Group Incorporated Overview

Bloomberg Ticker Symbol: UNH

UnitedHealth Group Incorporated is a health care and well-being company. The underlier is registered under the Securities Exchange Act of 1934, as amended. Information provided to or filed with the Securities and Exchange Commission by the underlying stock issuer pursuant to the Securities Exchange Act of 1934, as amended, can be located by reference to Securities and Exchange Commission file number 001- 10864 through the Securities and Exchange Commission’s website at www.sec.gov. In addition, information regarding the underlying stock issuer may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the underlying stock issuer is accurate or complete.

The closing level of the UNH Stock on October 28, 2025 was $367.84. The following graph sets forth the daily closing levels of the underlier for the period noted below. We obtained the historical information presented in this document from Bloomberg Financial Markets, without independent verification. The underlier has at times experienced periods of high volatility. You should not take the historical closing levels of the underlier as an indication of its future performance, and no assurance can be given as to the closing level of the underlier at any time.

UNH Stock Daily Closing Levels January 1, 2020 to October 28, 2025

This document relates only to the notes referenced hereby and does not relate to the underlier or other securities of the underlying stock issuer. We have derived all disclosures contained in this document regarding the underlier from the publicly available documents described above. In connection with this offering of notes, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the underlying stock issuer. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the underlying stock issuer is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the underlier (and therefore the closing level of the underlier on the strike date) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the underlying stock issuer could affect the value received with respect to the notes and therefore the value of the notes.

Neither we nor any of our affiliates makes any representation to you as to the performance of the underlier.

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Variable Income Auto-Callable Notes

Additional Terms of the Notes

Please read this information in conjunction with the terms on the cover of this document.

Additional Terms:
If the terms described herein are inconsistent with those described in the accompanying product supplement or prospectus, the terms described herein shall control.
Denominations:	$1,000 per note and integral multiples thereof
Day-count convention:	Interest will be computed on the basis of a 360-day year of twelve 30-day months.
Interest period:

The period from and including the original issue date (in the case of the first interest period) or the previous scheduled coupon payment date, as applicable, to but excluding the following scheduled coupon payment date, with no adjustment for any postponement thereof.

Underlying stock issuer:

With respect to the NVDA Stock, NVIDIA Corporation

With respect to the TSLA Stock, Tesla, Inc.

With respect to the AVGO Stock, Broadcom Inc.

With respect to the UNH Stock, UnitedHealth Group Incorporated

Amortization period:	The 6-month period following the issue date
Trustee:	The Bank of New York Mellon
Calculation agent:	Morgan Stanley & Co. LLC (“MS & Co.”)

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Variable Income Auto-Callable Notes

Additional Information About the Notes

Additional Information:
Minimum ticketing size:	$1,000 / 1 note
United States federal income tax considerations:

You should review carefully the section in the accompanying product supplement entitled “United States Federal Income Tax Considerations.” The following discussion, when read in combination with that section, constitutes the full opinion of our counsel, Davis Polk & Wardwell LLP, regarding the material U.S. federal income tax consequences of owning and disposing of the notes.

Generally, this discussion assumes that you purchased the notes for cash in the original issuance at the stated issue price and does not address other circumstances specific to you, including consequences that may arise due to any other investments relating to an underlier. You should consult your tax adviser regarding the effect any such circumstances may have on the U.S. federal income tax consequences of your ownership of a note.

The notes should be treated as debt instruments for U.S. federal income tax purposes. Based on current market conditions, we intend to treat the notes for U.S. federal income tax purposes as contingent payment debt instruments, or “CPDIs,” as described in “United States Federal Income Tax Considerations—Tax Consequences to U.S. Holders—Notes Treated as Contingent Payment Debt Instruments” in the accompanying product supplement. Under this treatment, regardless of your method of accounting for U.S. federal income tax purposes, you generally will be required to accrue interest income in each year on a constant yield to maturity basis at the “comparable yield,” as determined by us, adjusted upward or downward to reflect the difference, if any, between the actual and projected payments on the notes during the year. Upon a taxable disposition of a note, you generally will recognize taxable income or loss equal to the difference between the amount received and your tax basis in the notes. You generally must treat any income realized as interest income and any loss as ordinary loss to the extent of previous interest inclusions, and the balance as capital loss, the deductibility of which is subject to limitations.

We have determined that the comparable yield for a note is a rate of 4.1936% per annum, compounded monthly. Based upon our determination of the comparable yield and assuming a monthly accrual period, the following table sets out the “projected payment schedule” per $1,000 principal amount of note, as well as the amount of taxable interest income (without taking into account any adjustment to reflect the difference, if any, between the actual and the projected amount of the contingent payment on a note) that will be deemed to have accrued with respect to a note during each calendar period.

Projected Payment Date(s)

Projected payment(s) (per $1,000)

Accrued OID During Calendar Period (per $1,000)

Total Accrued OID (per $1,000)

November 30, 2025

$8.9091

$3.4947

$3.4947

December 31, 2025

$7.6521

$3.4758

$6.9705

January 31, 2026

$6.7825

$3.4612

$10.4317

February 28, 2026

$6.1991

$3.2196

$13.6513

March 31, 2026

$5.7045

$3.4392

$17.0905

April 30, 2026

$5.3348

$3.4313

$20.5217

May 31, 2026

$5.0466

$3.4246

$23.9463

June 30, 2026

$4.7976

$3.4189

$27.3652

July 31, 2026

$4.6048

$3.4141

$30.7794

August 31, 2026

$4.4398

$3.4100

$34.1893

September 30, 2026

$4.2698

$3.4064

$37.5957

October 31, 2026

$4.1305

$3.4033

$40.9990

November 30, 2026

$4.0418

$3.4008

$44.3998

December 31, 2026

$3.9076

$3.3986

$47.7984

January 31, 2027

$3.8292

$3.3968

$51.1951

February 28, 2027

$3.7585

$3.1689

$54.3640

March 31, 2027

$3.6780

$3.3932

$57.7573

April 30, 2027

$3.5943

$3.3922

$61.1495

May 31, 2027

$3.5333

$3.3915

$64.5410

June 30, 2027

$3.4563

$3.3910

$67.9320

July 31, 2027

$3.4036

$3.3908

$71.3228

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August 31, 2027

$3.3595

$3.3907

$74.7135

September 30, 2027

$3.2944

$3.3908

$78.1043

October 31, 2027

$3.2492

$3.3912

$81.4955

November 30, 2027

$3.2103

$3.3917

$84.8872

December 31, 2027

$3.1531

$3.3923

$88.2795

January 31, 2028

$3.1092

$3.3931

$91.6726

February 29, 2028

$3.0656

$3.2810

$94.9536

March 31, 2028

$3.0120

$3.3949

$98.3485

April 30, 2028

$2.9698

$3.3962

$101.7448

May 31, 2028

$2.9257

$3.3977

$105.1425

June 30, 2028

$2.8830

$3.3994

$108.5419

July 31, 2028

$2.8462

$3.4012

$111.9430

August 31, 2028

$2.8043

$3.4031

$115.3461

September 30, 2028

$2.7586

$3.4052

$118.7513

October 31, 2028

$2.7313

$3.4075

$122.1588

November 30, 2028

$2.6975

$3.4098

$125.5686

December 31, 2028

$2.6687

$3.4123

$128.9810

January 31, 2029

$2.6447

$3.4149

$132.3959

February 28, 2029

$2.6212

$3.1898

$135.5856

March 31, 2029

$2.5875

$3.4196

$139.0052

April 30, 2029

$2.5676

$3.4225

$142.4277

May 31, 2029

$2.5430

$3.4255

$145.8532

June 30, 2029

$2.5141

$3.4286

$149.2818

July 31, 2029

$2.4878

$3.4318

$152.7136

August 31, 2029

$2.4613

$3.4351

$156.1487

September 30, 2029

$2.4290

$3.4385

$159.5871

October 31, 2029

$2.4069

$3.4420

$163.0291

November 30, 2029

$2.3845

$3.4456

$166.4747

December 31, 2029

$2.3613

$3.4493

$169.9241

January 31, 2030

$2.3404

$3.4531

$173.3772

February 28, 2030

$2.3261

$3.2265

$176.6037

March 31, 2030

$2.3045

$3.4602

$180.0639

April 30, 2030

$2.2856

$3.4642

$183.5281

May 31, 2030

$2.2670

$3.4683

$186.9964

June 30, 2030

$2.2488

$3.4725

$190.4690

July 31, 2030

$2.2319

$3.4768

$193.9458

August 31, 2030

$2.2100

$3.4811

$197.4269

September 30, 2030

$2.1937

$3.4856

$200.9125

October 31, 2030

$1,002.1731

$3.4901

$204.4026

Neither the comparable yield nor the projected payment schedule constitutes a representation by us regarding the actual amount(s) that we will pay on the notes.

Possible Alternative Tax Treatment of an Investment in the Notes

Due to the absence of authorities that directly address the proper tax treatment of the notes, no assurance can be given that the IRS will accept, or that a court will uphold, the treatment described above. In particular, the IRS could seek to analyze the U.S. federal income tax consequences of owning the notes under Treasury regulations governing variable rate debt instruments, as described in “United States Federal Income Tax Considerations—Tax Consequences to U.S. Holders—Notes Treated as Variable Rate Debt Instruments” in the accompanying product supplement.

Non-U.S. Holders. If you are a Non-U.S. Holder, please also read the section entitled “United States Federal Income Tax Considerations—Tax Consequences to Non-U.S. Holders” in the accompanying product supplement.

As discussed under “United States Federal Income Tax Considerations—Tax Consequences to Non-U.S. Holders—Dividend Equivalents under Section 871(m) of the Code” in the accompanying product supplement, Section 871(m) of the Internal Revenue Code and Treasury regulations promulgated

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thereunder (“Section 871(m)”) generally impose a 30% withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities. The Treasury regulations, as modified by an IRS notice, exempt financial instruments issued prior to January 1, 2027 that do not have a “delta” of one. Based on certain representations made by us, our counsel is of the opinion that Section 871(m) should not apply to the notes with respect to Non-U.S. Holders. Our determination is not binding on the IRS, and the IRS may disagree with this determination.

We will not be required to pay any additional amounts with respect to U.S. federal withholding taxes.

You should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the notes, as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Additional considerations:

Client accounts over which Morgan Stanley, Morgan Stanley Wealth Management or any of their respective subsidiaries have investment discretion are not permitted to purchase the notes, either directly or indirectly.

Supplemental information regarding plan of distribution; conflicts of interest:

Selected dealers and their financial advisors will collectively receive from the agent, MS & Co., a fixed sales commission of $35.50 for each note they sell.

MS & Co. is an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley, and it and other affiliates of ours expect to make a profit by selling, structuring and, when applicable, hedging the notes.

MS & Co. will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account. See “Plan of Distribution (Conflicts of Interest)” and “Use of Proceeds and Hedging” in the accompanying product supplement.

Validity of the notes:

In the opinion of Davis Polk & Wardwell LLP, as special counsel to MSFL and Morgan Stanley, when the notes offered by this pricing supplement have been issued by MSFL pursuant to the MSFL Senior Debt Indenture (as defined in the accompanying prospectus), the trustee and/or paying agent has made, in accordance with the instructions from MSFL, the appropriate entries or notations in its records relating to the master note that represents such notes (the “master note”), and such notes have been delivered against payment as contemplated herein, such notes will be valid and binding obligations of MSFL and the related guarantee will be a valid and binding obligation of Morgan Stanley, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to (i) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above and (ii) any provision of the MSFL Senior Debt Indenture that purports to avoid the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law by limiting the amount of Morgan Stanley’s obligation under the related guarantee. This opinion is given as of the date hereof and is limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the Delaware Limited Liability Company Act. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the MSFL Senior Debt Indenture and its authentication of the master note and the validity, binding nature and enforceability of the MSFL Senior Debt Indenture with respect to the trustee, all as stated in the letter of such counsel dated September 23, 2025, which was filed as an exhibit to a Current Report on Form 8-K by the Company on September 23, 2025.

Where you can find more information:

Morgan Stanley and MSFL have filed a registration statement (including a prospectus, as supplemented by the product supplement) with the Securities and Exchange Commission (the “SEC”) for the offering to which this communication relates. You should read the prospectus in that registration statement, the product supplement and any other documents relating to this offering that MSFL and Morgan Stanley have filed with the SEC for more complete information about Morgan Stanley and this offering. You may get these documents without cost by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, MSFL, Morgan Stanley, any underwriter or any dealer participating in the offering will arrange to send you the prospectus and the product supplement if you so request by calling toll-free 1-(800)-584-6837.

Terms used but not defined in this document are defined in the product supplement or in the prospectus. Each of the product supplement and the prospectus can be accessed via the hyperlinks set forth on the cover of this document.